UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 3, 2008

Icahn Enterprises L.P.
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(Exact name of registrant as specified in its charter)

Delaware	1-9516	13-3398766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, Suite 4700, New York, NY	10153
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 702-4300

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On July 3, 2008, Icahn Enterprises Holdings L.P. ("Holdings") and its newly formed, wholly owned subsidiary, IEH FM Holdings LLC ("Acquisition Sub"), entered into a Stock Purchase Agreement (the "Agreement") with Thornwood Associates Limited Partnership ("Thornwood") and Thornwood’s general partner, Barberry Corp. ("Barberry"), pursuant to which Icahn Enterprises L.P. (“Icahn Enterprises”) has acquired a majority interest in Federal-Mogul Corporation (“Federal-Mogul”). Icahn Enterprises owns a 99% limited partnership interest in Holdings. Thornwood and Barberry are wholly owned by Mr. Carl C. Icahn. Thornwood owns 75,241,924 shares of Federal-Mogul’s Class A common stock ("Federal-Mogul Stock"), which represents approximately 74.87% of the total issued and outstanding shares of capital stock of Federal-Mogul. Thornwood acquired 50,100,000 shares of Federal-Mogul Stock pursuant to the exercise of two options acquired in December 2007 from the Federal-Mogul Asbestos Personal Injury Trust (the "Trust Stock") and 25,141,924 shares of Federal-Mogul Stock pursuant to and in connection with the Federal-Mogul Plan of Reorganization under Chapter 11 of the United States Code, which become effective on December 27, 2007, in respect of certain securities of Federal-Mogul held by Thornwood prior to Federal-Mogul's reorganization (the "Claims Stock").

Pursuant to the Agreement, on July 3, 2008, Acquisition Sub purchased from Thornwood 50,750,000 shares of Federal-Mogul Stock for an aggregate purchase price of $862,750,000 in cash (or $17.00 per share, which represents a discount to Thornwood's purchase price for such shares). The purchased shares consist of all of the Trust Stock plus 650,000 shares of the Claims Stock. The purchased shares represent approximately 50.5% of the total issued and outstanding shares of capital stock of Federal-Mogul. In addition, if Federal-Mogul issues additional shares of Federal-Mogul Stock before October 31, 2008, Thornwood will automatically sell a number of additional shares of Federal-Mogul Stock equal to 50% of the number of additional shares of Federal-Mogul Stock then issued to Holdings at a purchase price equal to the lower of $17.00 per share or the then-current closing price of Federal-Mogul Stock. The transaction was approved by a special committee of the independent directors of the general partner of Holdings and Icahn Enterprises. The special committee was advised by its own legal counsel and independent financial advisor with respect to the transaction. The special committee received an opinion from its financial adviser as to the fairness to Icahn Enterprises, from a financial point of view, of the consideration paid. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P. (Registrant)

By:	Icahn Enterprises G.P. Inc.
its General Partner

By:	/s/ Keith A. Meister
Keith A. Meister Principal Executive Officer

Date: July 3, 2008